Exhibit 10.1

ONVIA, INC.

2008 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Onvia, Inc. 2008 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business.  Awards under the Plan may include Options, Stock Awards, Restricted Stock, Stock Units, Stock Appreciation Rights and other incentives payable in shares of Common Stock.  Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

2. Definitions.  Certain capitalized terms used in the Plan have the meanings set forth in Appendix I.

3. Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be optioned and sold or awarded under the Plan on or after September 5, 2008, is 357,275 shares of Common Stock, plus any shares of Common Stock subject to outstanding Options under the Plan as of September 5, 2008 that subsequently cease to be subject to such Options (other than by reason of exercise or settlement of the Options to the extent they are exercised for or settled in vested and non-forfeitable Shares).  The Shares may be authorized, but unissued, or reacquired Common Stock.  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.  In addition, any shares of Common Stock, which are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such an exercise of an Option or with respect to the grant, vesting or distribution of any other Award shall be treated as not issued and shall continue to be available under the Plan.  Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

Notwithstanding anything in the Plan to the contrary, the Administrator may grant Substitute Awards under the Plan.  Substitute Awards shall not reduce the number of Shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Administrator, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were employees of the Acquired Entity prior to such acquisition or combination.

4. Administration of the Plan

(a) General.  The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board.  The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more Directors to grant Awards under the Plan.

(b) Administration with Respect to Reporting Persons.  With respect to Awards granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify for the exemption set forth in Rule 16b-3 and, to the extent available under Applicable Laws, to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Committee Composition.  If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.

(d) Powers of the Administrator.  Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with (t) of Appendix I of the Plan;

(ii) to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

(v) to approve forms of Award Agreement for use under the Plan;

(vi) to determine the terms and conditions of Awards, not inconsistent with the terms of the Plan;

(vii) to construe and interpret the terms of the Plan and Awards granted under the Plan;

(viii) to permit the early exercise of any Option in exchange for Restricted Stock subject to a right of repurchase; and

(ix) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Awards to Participants who are foreign nationals or employed outside the United States in order to recognize differences in local law, tax policies or customs.

(e) Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

(f) Limitation on Administrator's Authority for Option or SAR Repricing.  In no event, however, shall the Administrator have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

5. Eligibility.

(a) Recipients of Grants.  Awards other than Incentive Stock Options may be granted to Employees and Consultants.  Incentive Stock Options may be granted only to Employees; provided however that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.  An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

(b) Type of Option.  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.  Incentive Stock Options with respect to no more than the number of shares of Common Stock available under the Plan as set forth in Section 3 of the Plan shall be granted under the Plan on or after September 5, 2008.

(c) At-Will Employment Relationship.  The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

(d) Term of Plan.  The amendment and restatement of the Amended and Restated 1999 Stock Option Plan as the Onvia, Inc. 2008 Equity Incentive Plan shall continue in effect for a term of ten (10) years from the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 22 of the Plan.  In accordance with Section 422 of  the Code and Treasury Regulations §§1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Amended and Restated 1999 Stock Option Plan as the Onvia, Inc. 2008 Equity Incentive Plan is intended to constitute a new plan for purposes of the Incentive Stock Option rules under Section 422 of the Code.  As a result, it is intended that Incentive Stock Options may be granted within ten years from the earlier of the date this Onvia, Inc. 2008 Equity Incentive Plan is adopted by the Board or the date it is approved by stockholders.]

6. Term of Option.  The term of each Option shall be the term stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

7. Limitation on Grants to Employees.  Subject to adjustment as provided in Section 15 below, the maximum number of Shares which may be subject to Awards granted to any one Employee under the Plan for any fiscal year of the Company shall be 300,000 Shares.

8. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option that is:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Holder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(iv) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) at the discretion of the Board, a promissory note, (iv) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price and any applicable income or employment taxes, (vii) any combination of the foregoing methods of payment or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised.  Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(b) of the Plan.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The issuance of Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws or the applicable rules of any Stock Exchange.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment or Consulting Relationship.  Subject to Sections 10(c) and 10(d), in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3)

(c) months (or such other period of time not less than thirty (30) days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination.  To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.  No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee or (ii) the Optionee is an Employee who becomes a Consultant.

(d) Disability of Optionee.

(i) Notwithstanding the provisions of Section 10(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination.  To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(ii) In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination.  However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option (within the meaning of Section 422 of the Code) within three (3) months of the date of such termination, the Option will not qualify for Incentive Stock Option treatment under the Code.  To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within six months (6) from the date of termination, the Option shall terminate.

(e) Death of Optionee.  In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant, or within thirty (30) days following the termination of the Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Continuous Status as an Employee or Consultant.  To the extent that Optionee was not entitled to exercise the Option at the date of

(f) death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(g) Extension of Exercise Period.  The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Status as an Employee or Consultant from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Award Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Award Agreement.

(h) Rule 16b-3.  To the extent determined appropriate by the Administrator, Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

10. Stock Awards, Restricted Stock and Stock Units.

(a) Grant of Stock Awards, Restricted Stock and Stock Units.  The Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on Continuous Status as an Employee or Consultant, the achievement of any performance goals or any other criteria determined by the Administrator, as the Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the Award Agreement.

(b) Issuance of Shares.  Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units or as otherwise designated by the Administrator, as determined by the Administrator, and subject to the provisions of Section 14, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the Award Agreement, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

11. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Administrator shall determine in its sole discretion.  An SAR may be granted in tandem with an Option or alone (“freestanding”).  The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 9.  An SAR may be exercised upon such terms and conditions and for the term as the Administrator determines in its sole discretion; provided, however, that subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten

(b) years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

(c) Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying:  (i) the difference between the Fair Market Value of a share of the Common Stock on the date of exercise over the grant price of the SAR by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator as set forth in the Award Agreement, the payment upon exercise of an SAR may be in cash, in shares of Common Stock, in some combination thereof or in any other manner approved by the Administrator in its sole discretion.

12. Other Stock-Based Awards.  Subject to the terms of the Plan and such other terms and conditions as the Administrator deems appropriate, the Administrator may grant other incentives payable in shares of Common Stock under the Plan.

13. Stock Withholding to Satisfy Withholding Tax Obligations.  At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph.  When a Participant incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by one or some combination of the following methods:  (a) by cash payment, (b) out of Participant’s current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that have a Fair Market Value on the date of surrender equal to or less than the statutory minimum tax withholding applicable to the ordinary income recognized by the Participant or (d) if permitted by the Administrator, by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or received in connection with an Award, if any, that number of Shares having a Fair Market Value equal to the statutory minimum amount required to be withheld.  For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the Tax Date.

To the extent determined appropriate by the Administrator, any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations arising upon exercise of the Option or in connection with an Award must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

All elections by a Participant to have Shares withheld to satisfy tax withholding obligations shall be made in a form acceptable to the Administrator and shall to the extent deemed appropriate by the Administrator be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Tax Date;

(b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

(c) all elections shall be subject to the consent or disapproval of the Administrator; and

(d) if the Participant is a Reporting Person, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

14. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or forfeiture of an Award, the number of Shares described in Sections 3 and 8 above, as well as the price per share of Common Stock covered by each such outstanding Option or other Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Option and all other Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.  The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

(c) Acquisition, Merger or Change in Control.

(i) In the event of a Change in Control, if and to the extent such outstanding Award is not to be assumed by the successor corporation at the consummation of the Change in Control, the vesting of such Award shall automatically be accelerated so that 100% of the unvested shares of Common Stock covered by such Award shall be fully vested immediately prior to the consummation of the Change in Control, and then terminate upon the consummation of the Change in Control.

(ii) In the event of a Change in Control, if and to the extent such outstanding Award is assumed by the successor corporation at the consummation of the Change in Control, the vesting of each outstanding Award held by a Participant who is an executive officer shall be accelerated so that twenty-five percent (25%) of the unvested shares of Common Stock covered by such Award shall be fully vested upon the consummation of the Change in Control.  In addition, the vesting of each outstanding Award held by a Participant who is an executive officer shall be accelerated completely so that one hundred percent (100%) of the shares of Common Stock covered by such Award are fully vested and exercisable in the event that within twelve (12) months of the consummation of such Change in Control, such Participant’s employment by the Company is either terminated by the Company other than for Cause (as defined below) or terminated by the Participant for Good Reason (as defined below).  For purposes of this Plan, “executive officer” shall mean the Company's:  president, principal executive officer, principal financial officer, any vice president in charge of a principal business unit, division or function (such as marketing, sales, engineering, customer experience, business development, and products and services), and any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

For purposes of this Section 15(c)(ii), “Cause” means fraud, misappropriation or embezzlement on the part of the Participant which results in material loss, damage or injury to the Company, the Optionee’s conviction of a felony involving moral turpitude, or the Participant’s gross neglect of duties.

For purposes of this Section 15(c)(ii), “Good Reason” means a relocation of the Participant’s principal worksite to a location more than fifty (50) miles from the Participant’s pre-Change in Control worksite or a material reduction in the Participant’s compensation, responsibilities or authority as in effect before the Change in Control.

The Administrator has the authority, in the Administrator’s sole discretion, to provide for the automatic acceleration of vesting of any outstanding Awards upon the occurrence of a Change in Control.  In addition the Administrator subject to the following sentence has the authority, in the Administrator's sole discretion, to provide for the automatic acceleration of any other term of any outstanding Awards upon the occurrence of a Change in Control.  With respect to any Award subject to the requirements of Section 409A of the Code but only to the extent necessary for such Award to comply with Section 409A of the Code, a Change in Control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code for any acceleration of payment timing pursuant to the preceding sentence or the following paragraph.

Without limiting the foregoing or Section 4(d), the Administrator, in its sole discretion, may instead provide in the event of a Change in Control that is a Business Combination that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of shares of Common Stock in the Business Combination, or, in the event the Business Combination does not result in direct receipt of consideration by holders of shares of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Administrator in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Administrator in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

In the event that the Company is party to a Business Combination that constitutes a Change in Control, outstanding Options shall be subject to the Business Combination agreement.  Such agreement may provide for one or more of the following:  (i) the continuation of the outstanding Options of the Company, if the Company is the Surviving Entity; (ii) the assumption of the Plan and outstanding Options by the Surviving Entity or its Parent; (iii) the substitution by the Surviving Entity or its Parent of options with substantially the same terms for such outstanding Options; (iv) immediate exercisability of such outstanding Options followed by cancellation of such Options; (v) settlement of the intrinsic value, if any, of the outstanding Options (whether or not then exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Options or the underlying Shares) followed by the cancellation of such Options; in each case without the Optionee’s consent.

(d) Certain Distributions.  Subject to Section 15(e), in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Award to reflect the effect of such distribution.

(e) Section 409A.   Notwithstanding anything in this Section 15 to the contrary, (a) any adjustments pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code are intended to be made only if permitted by Section 409A of the Code and only in a manner in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A are intended to be made only if and in such a manner that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; it is intended that the provisions of this Section 15 will be interpreted and operated accordingly.

15. Non-Transferability of Awards.  Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Award Agreements specifying (a) the manner in which such Nonstatutory Stock Options are transferable and (b) that any such transfer shall be subject to the Applicable Laws.  The designation of a beneficiary by a Participant will not constitute a transfer.  An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 16.

16. Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such  later date as is determined by the Board of Directors.  Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or discontinue the Plan, but subject to Section 24, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any grant theretofore made, without his or her consent.  In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination.  Subject to Section 24, no amendment or termination of the Plan shall adversely affect Awards already granted, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

18. Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option or otherwise in connection with an Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant to the Option or in connection with the Award shall comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option or in connection with an Award, the Company may require the person exercising such Option or with such Award to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

19. Code Section 162(m) Provisions.

(a)           General.  Notwithstanding any other provision of the Plan, the Compensation Committee may, at the time of grant of an Award (other than an Option or SAR) to a Participant who is then a Covered Employee, or is likely to be a Covered Employee as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for performance-based compensation under Section 162(m) and be subject to this Section 20.  With respect to each such Award, the Compensation Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 20(b).  Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m), or any successor provision thereto, and the regulations thereunder.

(b)           Performance Criteria.  If an Award is subject to this Section 20, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:  net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); earnings per share growth; net sales growth or bookings growth; revenues; revenues growth; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, total capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; asset ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; debt to capital ratios; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.

The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period:  (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(c)           Compensation Committee Certification and Authority. After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 20.  Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 20, the Compensation Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or permanent disability (within the meaning of Section 22(e)(3) of the Code) of the Covered Employee.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 20 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based" compensation with the meaning of Section 162(m).

(d)          Limitations.  In addition to the limitation set forth in Section 8, the maximum dollar value payable with respect to Awards payable in cash subject to this Section 20 granted to any Covered Employee in any one calendar year is $2,000,000.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 20 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

20. Award Agreements.  Awards shall be evidenced by written or electronic agreements in such form as the Administrator shall approve from time to time.

21. Stockholder Approval.  If required by the Applicable Laws, amendment of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted or amended, as applicable.  Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws.  All Awards issued with respect to the amended provisions of the Plan shall become void in the event such approval of the amendment is not obtained.  In accordance with Section 422 of  the Code and Treasury Regulations §§1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Amended and Restated 1999 Stock Option Plan as the Onvia, Inc. 2008 Equity Incentive Plan is intended to constitute a new plan for purposes of the Incentive Stock Option rules under Section 422 of the Code.  As a result, it is intended that Incentive Stock Options may be granted within ten years from the earlier of the date this Onvia, Inc. 2008 Equity Incentive Plan is adopted by the Board or the date the Plan is approved by shareholders.

22. No Rights as a Stockholder.  Unless otherwise provided by the Plan Administrator or in the Award Agreement or in a written employment, services or other agreement, no Award shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award.

23. Compliance with Laws and Regulations.  Notwithstanding anything contained in the Plan to the contrary, the Company intends that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted to satisfy such requirements.  If the Administrator determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A of the Code, the Administrator, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from, or compliance with, Section 409A of the Code.

Furthermore, any payment or distribution that is subject to Section 409A of the Code that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined and in accordance with any methodology selected consistent with Section 409A of the Code by the Administrator, on account of a “separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service” as determined and in accordance with any methodology selected consistent with Section 409A of the Code by the Administrator unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

Notwithstanding any other provision in the Plan, the Administrator makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.  No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant or any other individual to the Company.

Appendix I

Definitions

(a) “Acquired Entity” means any entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary merges or combines.

(b) “Administrator” means the Board or any of its Committees appointed pursuant to Section 4.

(c) “Affiliate” means an entity other than a Subsidiary in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

(d) “Applicable Laws” means the legal requirements relating to the administration of equity or incentive plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(e) “Award” means any Option, Stock Award, Restricted Stock, Stock Unit, Stock Appreciation Right, or other incentive payable in shares of Common Stock as may be designated by the Administrator from time to time.

(f) "Award Agreement" means a written or electronic instrument evidencing the Award that contains such terms, conditions, limitations and restrictions as the Administrator shall determine.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means, unless otherwise designated in the Award Agreement, the occurrence in a single transaction or in a series of related transactions, one or more of the following events:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or any Subsidiary, (2) any acquisition by the Company or any of its Subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii); or

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(ii) During any twelve-month period, individuals who, as of the beginning of the period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the beginning of the period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case, unless, immediately following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of, respectively, the then-outstanding shares of Common Stock (or, for a non-corporate entity, equivalent securities) and the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of (A) the entity resulting from such Business Combination (the “Surviving Entity”) or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of all 80% or more of the voting securities eligible to elect directors (or, for a non-corporate entity, equivalent governing body) of the Surviving Entity (the “Parent Entity”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding shares of common stock or the total voting power of the outstanding voting securities eligible to elect directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent governing body) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

This definition of Change in Control shall apply fully to Awards granted after September 5, 2008, and shall apply to Awards granted before that date to the extent the amendment does not impair the rights of the participants holding such Awards.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means one or more committees or subcommittees appointed by the Board in accordance with Section 4(a).

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(k) “Common Stock” means the Common Stock of the Company.

(l) “Company” means Onvia, Inc., a Delaware corporation.

(m) “Compensation Committee” means the Compensation Committee of the Board, which shall be composed of two or more Directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(n) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not.

(o) “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant.  Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of:  (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Administrator; provided, however, that such leave is for a period of not more than ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries, its Affiliates, or their respective successors.  For purposes of the Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

(p) “Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

(q) “Director” means a member of the Board of Directors.

(r) “Employee” means any person, including officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code.  The payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange, or the exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

(v)  “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer and, to the extent so interpreted by the Internal Revenue Service, the chief financial officer).  Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Optioned Stock” means the Common Stock subject to an Option.

(z) “Optionee” means an Employee or Consultant who receives an Option.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(bb) “Participant” means an Employee or Consultant who receives an Award.

(cc) “Performance Period” means the period of time during which the Performance Criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award. The Administrator may establish different Performance Periods for different Participants, and the Administrator may establish concurrent or overlapping Performance Periods.

(dd) “Plan” means this Onvia, Inc. 2008 Equity Incentive Plan.

(ee) “Reporting Person” means an officer, Director, or greater than ten percent (10%) stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

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(ff) “Restricted Stock” means an Award of shares of Common Stock granted under Section 11, the rights of ownership of which may be subject to restrictions prescribed by the Administrator.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ii) “Stock Appreciation Right” or “SAR” means a right granted under Section 12 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

(jj) “Stock Award” means an Award of shares of Common Stock granted under Section 11.

(kk) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ll) “Stock Unit” means an Award denominated in units of Common Stock granted under Section 11.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(nn) “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

(oo) “Tax Date” means the date that the amount of tax to be withheld is to be determined.

(pp) “Ten Percent Holder” means a person who owns stock requesting more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

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